December 31, 2014


Response to N-SAR Sub-Item 77H: Changes in Control of Registrant


(a) Acquisition of Control


(b) Cessation of Control


Driehaus Emerging Markets Growth Fund


Name of Shareholder
	National Financial Services Corp.

Date(s)
	12/18/2014

Description of Transaction
	Share purchases by various shareholders decreased the percent ownership for this shareholder.

Percentage of Securities Owned (as of December 31, 2014)
	24.94%


    Driehaus Emerging Markets Small Cap Growth Fund


Name of Shareholder
	National Financial Services Corp.

Date(s)
	11/10/2014

Description of Transaction Owned
	Share purchases by various shareholders decreased the percent ownership for this shareholder.

Percentage of Securities (as of December 31, 2014)
	23.71%


    Driehaus Global Growth Fund


Name of Shareholder
	Driehaus Profit Sharing Plan & Trust

Date(s)
	10/31/2014

Description of Transaction
	Fund Liquidation

Percentage of Securities Owned (as of December 31, 2014)
	0.00%

Driehaus Select Credit Fund


Name of Shareholder
	National Financial Services Corp.

Date(s)
	4/1/2014

Description of Transaction
	Share Transfer to U.S. Bank (nominee name: Band & Co.)

Percentage of Securities Owned (as of December 31, 2014
	13.82%


(Note: control represents equal to or greater than 25% ownership of existing, outstanding shares)